Exhibit J

<Disclaimer>

This English version is provided for the purpose of reference only. If there is a difference of interpretation between the original Korean text and this English version, the Korean text shall prevail.

The By-laws of

the Korea Development Bank

Chapter I. General Provisions

Chapter II. Officers and Employees

Chapter III. Board of Directors

Chapter IV. Operations

Chapter V. Administration

Chapter VI. Industrial Finance Bonds

Chapter VII. Accounting

Chapter VII. Miscellaneous

Addenda

The By-laws of

the Korea Development Bank

Made on February 16, 1954

Amended on August 20, 1954

Amended on February 21, 1959

Amended on March 16, 1962

Amended on October 14, 1963

Amended on January 14, 1969

Amended on July 1, 1969

Amended on May 19, 1970

Amended on September 24, 1970

Amended on March 10, 1971

Amended on February 28, 1973

Amended on March 14, 1973

Amended on September 24, 1974

Amended on March 25, 1975

Amended on April 26, 1976

Amended on August 8, 1977

Amended on September 16, 1977

Amended on January 23, 1978

Amended on April 15, 1978

Amended on May 25, 1979

Amended on May 7, 1980

Amended on November 16, 1981

Amended on January 19, 1982

Amended on March 11, 1982

Amended on August 1, 1983

Amended on April 20, 1984

Amended on December 30, 1985

Amended on February 15, 1989

Amended on June 4, 1990

Amended on July 13, 1993

Amended on May 3, 1995

Amended on November 29, 1997

Amended on December 24, 1998

Amended on April 1, 2002

Amended on May 18, 2006

Amended on March 19, 2007

Amended on January 22, 2008

Amended on May 14, 2008

Chapter I. General Provisions

Article 1. (Incorporation and Name)

This bank shall be incorporated under the Korea Development Bank Act, and the name of this bank shall be the Korea Development Bank (the “KDB”).

Article 2. (Purpose)

The purpose of the KDB shall be to furnish and administer funds for the financing of major industrial projects in order to expedite industrial development and expansion of the national economy.

Article 3. (Head office, Branches, Sub-branches and Agencies)

(1)	The KDB shall have its head office in the Special City of Seoul.

(2)	The KDB may set up branches, sub-branches or agencies in such localities as are deemed necessary.

Article 4. (Capital)

The authorized capital of the KDB shall be ten trillion Won ((Won)10,000,000,000,000), which shall be totally subscribed to by the Government.

Article 5. (Revision of By-laws)

Any revision of the By-laws of the KDB shall be made subject to the approval of the Financial Services Commission after the resolution of the Board of Directors.

Article 6. (Public Notice)

Public notice of the KDB shall be served by advertisement in one or more of the daily newspapers published in the Special City of Seoul; provided, however, that the public notice of the closing financial statements at the end of the fiscal year may be published on the Korea Federation of Banks’ homepage.

Article 7. (Other Necessary Regulations)

Other necessary rules and regulations for the business operations of the KDB, not provided for in these By-laws, shall be made by the Board of Directors.

Chapter II. Officers and Employees

Article 8. (Officers)

(1)	The KDB shall have as its officers one Governor and Chairman of the Board of Directors (the “Governor”), one Deputy Governor, eight (8) or less Executive Directors and one Auditor.

(2)	The Executive Directors are comprised of six (6) or less Standing Directors and two (2) or less Outside Directors.

Article 9. (Duties of Officers)

(1)	The Governor shall represent the KDB and have general supervision and direction of the operations of the KDB.

(2)	The Deputy Governor shall assist the Governor and shall act in place of the Governor in case of the absence or inability of the Governor to perform his duties.

(3)	Each Standing Director shall assist the Governor and the Deputy Governor, shall take partial charge of the operations of the KDB, and shall act in place of the Governor in case of the absence or inability of both the Governor and Deputy Governor in the order of priority as predetermined by the Governor.

(4)	Outside Directors shall assist the Governor and the Deputy Governor with regard to the management of the KDB as requested by the Governor, and deliberate and vote for, or against, the agenda before the Board of Directors.

(5)	The Auditor shall audit and examine the operations and accounting of the KDB, and shall submit his opinions thereon to the Board of Directors.

Article 10. (Appointment or Dismissal of Officers)

(1)	The Governor shall be appointed or dismissed by the President of the Republic of Korea upon the recommendation of the Chairman of the Financial Services Commission.

(2)	The Deputy Governor shall be appointed or dismissed by the Financial Services Commission upon the recommendation of the Governor.

(3)	Outside Directors of the Directors as stated in Paragraph (2) shall be appointed or dismissed from among those who fall under any of the following Subparagraphs:

1.	Persons who have sufficient expertise and experience regarding management, economy, accounting, laws or related technical know-how; or

2.	Persons who have sufficient academic knowledge and experience regarding bank management and other related area.

(4)	The Auditor shall be appointed or dismissed by the Financial Services Commission.

Article 11. (Term of Offices)

(1)	The term of office of the Governor, the Deputy Governor, the Executive Directors and the Auditor shall be three (3) years each; provided that, each of them may be eligible for reappointment.

(2)	In case of a vacancy occurring in the offices of the Governor, the Deputy Governor, the Executive Directors and the Auditor, a new officer shall be appointed to fill the vacancy, whose term of office shall, notwithstanding the remaining term of office of his predecessor, be the period as prescribed in Paragraph (1).

(3)	The Auditor, whose term of office has expired, shall continue to perform his/her duties until the successor has been appointed.

Article 12. (Appointment or Dismissal of Employees)

Employees of the KDB shall be appointed or dismissed by the Governor.

Article 13. (Restrictions on Engaging in Outside Business by Officers or Employees)

(1)	The Governor, Deputy Governor and Standing Directors (collectively the “Standing Officers”) and employees of the KDB may not engage in any profit-oriented business outside their offices. The Standing Officers must obtain permission from the Financial Services Commission, and the employees from the Governor, in order to engage in other business outside the KDB.

(2)	The Outside Directors shall not become the officers of the Bank of Korea, or other financial institutions.

Article 14. (Remuneration for Officers)

The remuneration scale for officers shall be determined by the Board of Directors within the scope of budget under Article 53.

Article 15. (Disqualification of Officers)

Any person who falls under any of the followings shall not become an officer:

1.	Any person who is not a citizen of the Republic of Korea;

2.	Any person who falls under any Subparagraph of Article 33 of the State Public Official Act; and

3.	Any person who may not become an officer of a financial institution in accordance with the provisions of the Banking Act.

Article 16. (Status of Officers)

The officers of the KDB shall be regarded as public officials in applying the penalties prescribed in the Criminal Code or other relevant Acts.

Article 17. (Proxy)

The Governor may appoint a proxy or proxies from among the employees of the KDB who shall be delegated with full or partial power to act for him in connection with the operations of the KDB in all judicial and extrajudicial matters.

Chapter III. Board of Directors

Article 18. (Board of Directors)

The Board of Directors shall consist of the Governor, Deputy Governor and Executive Directors, and shall deliberate on and decide the major issues with respect to the operations of the KDB.

Article 19. (Call and Resolution of Board of Directors)

(1)	The Governor shall call the meetings of the Board of Directors and shall be the chairman thereof.

(2)	Meetings of the Board of Directors shall have a quorum when a majority of the members are in attendance, and resolutions shall be adopted by a majority vote of the members present.

(3)	(deleted)

Article 20. (Auditor)

The Auditor may attend the Board of Directors and express his opinions thereon.

Article 21. (Minutes)

All resolutions adopted by the Board of Directors shall be recorded in the minutes, and the officers present at the Board of Directors shall sign and affix their seals thereon.

Chapter IV. Operations

Article 22. (Operations)

(1)	In order to fulfill the purpose stated in Article 2, the KDB may engage in the following operations:

1.	To extend equipment loans to major industries, and to administer funds extended thereby; provided that the term of repayment shall be more than one year;

2.	To lend funds which are to be employed in the development of high-technology for major industries, and to administer the funds extended thereby;

2-2.	To lend funds for acquisition of stocks which are to be employed in the merger and acquisition for juridical persons having business relationships with the KDB, in connection with the collection of claims by the KDB;

3.	To lend funds for working capital to the following enterprises and to administer the funds extended thereby:

a.	Those enterprises which have received any loan pursuant to Subparagraphs 1 and 2 or any guaranty pursuant to Subparagraphs 4 and 6;

b.	Those enterprises which the Government or the KDB invests in and has the shares of;

c.	Those enterprises engaging in those industries specified in the Ordinance of the Prime Minister which are manufacturing industries or industries closely related to the promotion of competitiveness in the manufacturing sector; and

d.	Those enterprises which are engaging in the high-tech or high-tech product manufacturing industries;

4.	To subscribe to, underwrite, invest in and/or guarantee corporate bonds (including those issued by the non-corporate type juridical persons established by special laws) issued to finance major industrial projects (including acquisition of stocks pursuant to Subparagraph 2-2), or bonds issued by public bodies;

5.	To underwrite and invest in stocks (hereinafter including subscription certificates) of juridical persons carrying out major industrial projects and secure the payment of dividends thereon for a fixed period; provided, however, that the underwriting of stocks shall not exceed twice the sum of the paid-in capital of the KDB and the reserve in accordance with Paragraph (1) of Article 57, and the stocks so held shall, from time to time, be disposed of by means of sale;

6.	To guarantee the payment of or to assume the indebtedness which has been incurred in raising such funds as specified in Subparagraphs 1 through 3;

7.	To acquire the necessary funds to carry out the operations provided for in Subparagraphs 1 through 6 by the following methods:

a.	Capital and reserve;

b.	Borrowing from the Government; provided, however, that the KDB’s resultant obligations to the Government are subordinated to other indebtedness incurred by the KDB in conducting its operations;

c.	Issuing Industrial Finance Bonds, other securities and debt instruments;

d.	Receiving deposits and installment deposits; provided, however, that demand deposits may be received from the enterprises to which the KDB has provided financial support, the State, the local governments;

e.	Borrowing foreign capital; and

f.	Borrowing from the Bank of Korea;

8.	To engage in foreign exchange businesses;

9.	To provide such services as economic and technical feasibility studies on specific projects, planning, research, analysis, appraisal, guidance and consultation conducted at the request of the Government, public bodies, financial institutions or enterprises; and

10.	To carry out other activities incidental to the activities provided for in Subparagraphs 1 through 9 subject to the approval of the Financial Services Commission.

(2)	Those enterprises which are engaging in the high-tech or high-tech product manufacturing industries in Subparagraph 3. d of Paragraph (1) shall mean the following enterprises which are developing and producing highly technology-intensive and rapidly innovative technologies and products:

1.	Those enterprises which are engaging in the business area publicly notified in accordance with the provision of Article 5 of the Industrial Development Act; and

2.	Venture business under the Special Law Supporting Venture Businesses.

Article 23. (Guaranty of Payment of Foreign Borrowings)

When the KDB acquires foreign funds, the payment of the principal thereof and interest thereon may be guaranteed by the Government.

Article 24. (Long-term Loans of Government Special Funds)

Long-term loans of not less than one year’s maturity using Government special funds shall be extended and administered exclusively by the KDB.

Article 25. (Operational Program)

(1)	The KDB shall prepare an annual operational program each fiscal year and shall submit it to the Financial Services Commission for approval one month prior to the beginning of each fiscal year.

(2)	The annual operational program prescribed in Paragraph (1) shall consist of the annual program of industrial financing under Subparagraphs 1 through 6 of Paragraph (1) of Article 22 and the annual program of fund raising under Subparagraph 7 of Paragraph (1) of Article 22.

(3)	The provisions of Paragraph (1) shall apply mutatis mutandis to any revision of the annual operational program.

Article 26. (Operating Manuals)

The KDB shall prepare the Operating Manuals which prescribe the methods of loans, investments and/or guarantees provided for in Article 22 subject to the approval of the Financial Services Commission. Any revision of the Operating Manuals shall also be subject to his approval.

Article 27. (Annual Report)

Within four months after the end of each fiscal year, the KDB shall submit to the National Assembly an annual report outlining its operations and the major industrial policies of the Government and analyzing its industrial financing activities during each fiscal year.

Article 28. (Use of Unemployed Funds)

The KDB may use the funds remaining unemployed in the business operations in the following manners to the extent it does not stymie the business operations of the KDB prescribed in Article 22:

1.	Call loan;

2.	Placing funds on deposit in the Bank of Korea;

3.	Placing funds on deposit in the financial institutions and purchasing financial products;

4.	Short term lending to the financial institutions;

5.	Holding of securities; and

6.	Other usages necessary for the operations of the KDB determined by the resolution of the Board of Directors.

Article 29. (Loans to Officers and Employees)

The KDB shall not grant loans to its officers or employees.

Chapter V. Administration

Article 30. (Administration of Supplied Funds)

The KDB shall take necessary steps so that the funds supplied to borrowers may be used for specific purposes and in conformity with the plans agreed upon.

Article 31. (Examination of Business Conditions)

The KDB shall continuously examine the business conditions, the state of assets, the results of operations, the cash receipts and disbursements, and the effect of the supplied funds on the productivity of borrowers or the KDB-stock-owned enterprises, and make the most of the data and information acquired thereby in the administration of the supplied funds.

Article 32. (Dispatch of Personnel)

(1)	The KDB may dispatch its employees to the borrowers or the KDB-stock-owned enterprises, if necessary to ensure the effective use of the supplied funds and the successful attainment of the purpose for which the funds are supplied.

(2)	Employees of the KDB dispatched according to Paragraph (1) may examine the management conditions and properties of such borrowers or enterprises.

(3)	The KDB may, when deemed necessary for administration in view of the results of the examination as provided for in Paragraph (2), request such borrowers or enterprises to take corrective measures.

(4)	Such borrowers or enterprises shall take necessary measures immediately after receiving the request of the KDB as provided for in Paragraph (3).

Article 33. (Demand of Whole or Partial Repayment)

If and when borrowers of the KDB do not comply with the provisions of Articles 30 through 32, the KDB may demand that they shall repay in part or in full prior to the due date, and/or may take other necessary steps.

Article 34. (Request for Information)

The KDB may request the appropriate governmental agencies to furnish such data or information as are deemed necessary for the operations of the KDB.

Chapter VI. Industrial Finance Bonds

Article 35. (deleted)

Article 36. (Issuance of Bonds)

(1)	The aggregate amount of the outstanding balance of the Bonds, plus the outstanding balance of bonds guaranteed by the KDB under Subparagraph 4 of Paragraph (1) of Article 22, of the indebtedness which the KDB has secured under Subparagraph 5 of Paragraph (1) of Article 22, of the indebtedness guaranteed or assumed by the KDB under Subparagraph 5 of Paragraph (1) of Article 22, and of the indebtedness guaranteed by the KDB to carry out other activities incidental to the activities as provided for in Subparagraphs 1 through 8 of paragraph (1) of Article 22, shall not exceed thirty (30) times the amount of the paid-in capital of the KDB and the reserve prescribed in Paragraph (1) of Article 57, provided, however, that the following items shall be excluded in calculating the aforementioned ceiling:

1.	The outstanding balance of the Bonds subscribed to by the Government;

2.	The outstanding balance of the Bonds on which the Government has guaranteed the payment of principal and interest;

3.	The outstanding balance of the indebtedness guaranteed and/or assumed by the KDB on which other financial institutions (including the Export-Import Bank of Korea, the Industrial Bank of Korea and the Korea Long Term Credit Bank), the Korea Credit Guarantee Fund, insurance companies and similar organizations have guaranteed and/or insured the payment;

4.	The outstanding balance of the indebtedness guaranteed and/or assumed by the KDB which the Government has guaranteed the payment of; and

5.	The outstanding balance of the indebtedness guaranteed and/or assumed by the KDB for the Government or local governments.

(2)	The KDB may, when necessary to refund the outstanding Bonds or to discharge obligations arising from the guaranty or assumption of the indebtedness under Subparagraphs 4 and 6 of Paragraph (1) of Article 22, issue the Bonds temporarily over the ceiling prescribed in Paragraph (1).

(3)	When the KDB issues the Bonds in accordance with Paragraph (2), the KDB shall, within one month thereafter, refund the outstanding Bonds and/or discharge the obligations in an amount equal to the aggregate par value of the Bonds issued thereby.

Article 37. (deleted)

Article 38. (deleted)

Article 39. (Methods of Issuance)

(1)	The Bonds shall be issued by public offering or private placement with qualified investors.

(2)	The issuance of Bonds by public offering shall adopt the method of floatation (including the method of competitive bidding) or public sale.

Article 40. (Issuance by Public Sale)

In case that the Bonds are issued by public sale, the sale period and the particulars mentioned in Subparagraphs 1 through 7 of Paragraph (2) of Article 22 of the Enforcement Decree of the Korea Development Bank Act shall be publicly noticed.

Article 41. (Issuance on Discount Basis)

The Bonds may be issued on a discount basis.

Article 42. (Change of Bond Holder)

(1)	When any person applies for a transfer of the Bond holder in non-bearer form, he shall present to the KDB an application form executed in such a manner as the KDB directs, signed and sealed by the parties concerned, together with the Bond certificate signed and sealed on the back by the parties concerned.

(2)	When any person entitled to the Bonds in non-bearer form as a result of inheritance, bequeathal or auction applies for the registration thereof, he shall present to the KDB an application form executed in such a manner as the KDB directs, signed and sealed by him, together with the Bond certificates signed and sealed on the back by him and with a written evidence of title thereto.

(3)	The KDB shall, upon receiving the application under Paragraphs (1) and (2), enter the fact of such application in the Register of the Bonds, and shall return to the applicant the Bond certificates signed and sealed on the back by the Governor.

Article 43. (Registration of Pledge)

(1)	Any person who applies for the registration of a pledge on the Bonds in non-bearer form shall present to the KDB an application form executed in such a manner as the KDB directs, signed and sealed by the parties concerned, with the Bond certificates attached thereto.

(2)	The KDB shall, upon receiving the application under Paragraph (1), enter the name and address of the pledgee in the Register of the Bonds, and enter the name of the pledgee in the Bond certificates which shall be signed and sealed by the Governor, and shall return them to the applicant.

(3)	The provisions of Paragraphs (1) and (2) shall apply mutatis mutandis to the registration of the transfer and termination of a pledge.

Article 44. (Registration of Trust)

(1)	Any person who applies for the registration of a trust created on the Bonds shall present to the KDB an application form executed in such a manner as the KDB directs, signed and sealed by the trustee, with Bond certificates attached thereto.

(2)	The KDB shall, upon receiving the application under Paragraph (1), enter the fact of the trust in the Register of the Bonds and enter a description of the trust and the date in the Bond certificates to which the Governor shall sign and affix his seal, and return them to the applicant.

(3)	The provisions of Paragraphs (1) and (2) shall apply mutatis mutandis to the erasion of such description.

Article 45. (Defaced or Destroyed Bond Certificates)

(1)	Any person who has defaced or destroyed Bond certificates may, upon presentation of the certificates to the KDB with a written statement of the defacement or destruction, and of the class and serial number of the Bonds, request the KDB to deliver substitute Bond certificates.

(2)	The KDB shall, upon receiving the application under Paragraph (1), examine the certificates with respect to their authenticity, and, if found to be authentic, the KDB shall issue and deliver new Bond certificates to the applicant.

Article 46. (Loss of Bond Certificates in Non-Bearer Form)

(1)	Any person who has lost Bond certificates in non-bearer form may, upon presentation of an application form in which the fact of loss and the class and serial number of the Bonds are specified, request the KDB to give new Bond certificates.

(2)	The KDB shall, upon receiving the application under Paragraph (1), serve public notice of such application, at the applicant’s cost, and if no objection is raised thereto and, in addition, the certificates are not discovered within one month thereafter, the KDB shall, upon receiving guaranty in writing signed by two or more guarantors, issue and deliver new Bond certificates to the applicant.

Article 47. (Loss of Bond Certificates in Bearer Form)

When Bond certificates in bearer form have been lost, the KDB shall not issue new Bond certificates unless and until a court of competent jurisdiction has issued a judgment of nullification and a certified transcript of such judgment has been presented to the KDB; provided that, when it is apparent that the Bond certificates have been lost on account of natural disaster or other unavoidable causes, the provision of Article 46 shall apply mutatis mutandis to such a case.

Article 48. (Conversion of Bond)

(1)	Any person, who wants to convert the Bonds in bearer form into the Bonds in non-bearer form, shall present an application form executed in such a manner as the KDB directs, signed and sealed thereon, together with Bond certificates.

(2)	The KDB shall, upon receiving the application under Paragraph (1), enter the name and address of the applicant in the Register of the Bonds and shall enter the name of the applicant in the Bond certificates on which the Governor shall sign and affix his seal, and return them to the applicant.

(3)	The provisions of Paragraphs (1) and (2) shall apply mutatis mutandis to the conversion of the Bonds in non-bearer form into the Bonds in bearer form.

Article 49. (Fees)

The KDB shall charge the applicant a certain amount of fee for any change of name of the Bond holder in non-bearer form, any entry in the Register of the Bonds of the creation, transfer or termination of a pledge on the Bonds, any registration of the creation or termination of a trust on the Bonds, any conversion of the Bonds in non-bearer form into the Bonds in bearer form, or vice versa; and any issue of substitute Bond certificates in place of lost, defaced or destroyed certificates.

Article 50. (Exceptions to Bonds Issued in Foreign Countries)

The Bonds which are issued in foreign countries may not be subject to the provisions of Articles 38 and 47.

Chapter VII. Accounting

Article 51. (Fiscal Year)

The fiscal year of the KDB shall correspond to that of the Government.

Article 52. (Accounting Principles)

The accounting standards for banking business established by the Securities and Futures Commission under the Act on the Establishment, etc. of the Financial and Services Commission, and the bank-related accounting standards established by the Financial Services Commission shall be applied to the KDB; provided, however, that other matters not provided for in these standards are subject to the corporate accounting standards.

Article 53. (Budget, Quasi-Budget, Reserve Fund)

(1)	The KDB shall formulate the budget for each fiscal year and acquire an approval from the Financial Services Commission before the beginning of a fiscal year.

(2)	If the budget has not been established before the beginning of a fiscal year due to a natural disaster or other inevitable circumstances, the KDB may disburse funds in conformity with the budget of the previous year. In this case the disbursed funds shall be deemed to have been disbursed according to the budget of this fiscal year.

(3)	When it is necessary to amend the budget on account of any circumstances occurred after the establishment of the budget, the KDB may formulate a supplementary revised budget subject to the approval of the Financial Services Commission.

(4)	The KDB may appropriate a reserve fund to cover the deficiency of budget on account of any unforeseeable circumstances.

Article 54. (Settlement of Accounts)

(1)	The KDB shall prepare and complete the settlement of accounts within two months after the end of each fiscal year by acquiring an approval from the Financial Services Commission.

(2)	In the settlement of accounts prescribed in Paragraph (1) the following documents shall be attached:

1.	Financial statements and appendant documents; and

2.	Other documents required to clarify the settlement of accounts.

(3)	The Financial Services Commission shall sum up and submit the settlement of accounts of the KDB completed according to the provisions of Paragraph (2) to the Board of Audit and Inspection by June 30.

(4)	The Board of Audit and Inspection shall inspect the settlement of accounts submitted to it according to Paragraph (3) and send the results to the Financial Services Commission by September 30.

(5)	The KDB shall, immediately after acquiring the approval of the Financial Services Commission, serve public notice of its balance sheet, statement of profit and loss, and shall insure each of them to be kept at its head office, branches and sub-branches.

Article 55. (Bonus and Consolation Money)

The KDB may pay a bonus to any of its officers or employees, and may pay consolation money for retirement to any of its retiring officers or employees.

Article 56. (Expense Allowance for Research Activities and Travel Overseas)

The KDB may pay expense allowance to any of its deserving employees or other qualified persons for research activities and for travel overseas on a special mission.

Article 57. (Disposal of profit)

(1)	The annual net profit of the KDB, after adequate allowances are made for depreciation in assets, shall be distributed as follows:

1.	Forty percent or more of the net profit shall be credited to the reserve, until the reserve reaches the total amount of the authorized capital; and

2.	The net profit remaining after fulfilling Subparagraph 1 shall be distributed upon the approval of the Ministry of Strategy and Finance after the resolution of the Board of Directors. In this case, the net profit more than a certain proportion shall be distributed to the person who has paid-in the capital, and the proportion shall be determined by the resolution of the Board of Directors.

(2)	The reserve prescribed in Paragraph (1) may, after offsetting the losses of the KDB under Article 58, be capitalized in accordance with the provisions of the Enforcement Decree of the Korea Development Bank Act.

(3)	The dividend prescribed in Subparagraph 2 of Paragraph (1) may be a dividend in cash or a dividend in kind, and when the KDB intends to distribute in the form of dividend in kind, matters concerning the dividend in kind shall be set forth by the Enforcement Decree of the Korea Development Bank Act.

(4)	The Minister of Strategy and Finance, in giving the approval under the Subparagraph 2 of Paragraph (1), shall consult with the Financial Services Commission in advance on whether the distribution of the net profit remaining is appropriate considering the influence it has on the KDB’s sound management and efficient business performance, etc.

Article 58. (Offset of Losses)

(1)	The annual net losses of the KDB shall be offset each year by the reserve, and if the reserve is not sufficient to offset such losses fully, the KDB shall request the Government to offset the deficit.

(2)	The government’s offsetting of the losses in accordance with Paragraph (1) may be implemented by granting miscellaneous properties as provided for in Paragraph (4) of Article 4 of the National Property Act notwithstanding the provision of Article 44 of the same Act.

(3)	The transfer of the miscellaneous properties in a accordance with Paragraph (2) shall be made subject to the deliberation of the State Council, the approval of President and the consent of the National Assembly in advance; provided, however, that in case it is deemed urgently necessary for the sound operation of the KDB and the stabilization of financial order, the consent from the National Assembly may be obtained ex post facto.

Chapter VIII. Miscellaneous

Article 59. (Advisor and Non-Regular Employer)

The Governor may, whenever deemed necessary, appoint advisors or non-regular employees of the KDB.

Article 60. (Ownership, Administration or Utilization of Property)

The KDB may not own, administer or utilize any personal or real property with the exception of such property as the KDB has acquired in the regular course of business or in the course of credit collection and of such other property as is necessary for the conduct of operations.

Article 61. (Subscription Certificate)

(1)	In the subscription certificate of the KDB, the following matters shall be stated, and the Governor shall sign and affix his seal thereon:

1.	The name of the KDB;

2.	The date on which the KDB was incorporated;

3.	The authorized capital of the KDB;

4.	The person who has paid-in the capital; and

5.	The amount which has been paid-in.

(2)	Whenever the capital of the KDB is paid-in or the reserve is capitalized, the KDB shall issue and deliver the subscription certificate prescribed in Paragraph (1) to the Government.

Addenda

Article 1. (Enforcement Date)

These By-laws shall come into force on April 20, 1984.

Article 2. (Transitional Measures Concerning Calculation of Term of Office of Executive)

In case that any officer of the KDB who is in office as at the Enforcement Date of these By-laws be appointed as one of the executive officers in accordance with Paragraph (3) of Article 4 of Addenda of the Government-Invested Enterprise Management Act, his term of office shall be calculated within the period during which he has held office under the provisions before such revision properly included.

Addendum

These By-laws shall come into force on December 30, 1985.

Addendum

These By-laws shall come into force on February 15, 1989.

Addendum

These By-laws shall come into force on June 4. 1990.

Addendum

These By-laws shall come into force on July 13, 1993.

Addendum

These By-laws shall come into force on May 3, 1995.

Addenda

Article 1. (Enforcement Date)

These By-laws shall come into force on November 29, 1997.

Article 2. (Application Concerning Budget)

The amended provisions of Article 53 shall apply to the 1998 Budget and thereafter.

Article 3. (Transitional Measures Concerning Officers)

(1)	The term of office of the Chairman of the Board of Directors and Executive Directors appointed in accordance with the Government-Invested Enterprise Management Act as at the Enforcement Date of this Act shall be deemed to have been expired simultaneously with the enforcement of these By-laws.

(2)	The Governor, Deputy Governor, Executive Officers and Auditor each appointed in accordance with the Government-Invested Enterprise Management Act shall be deemed to have been appointed in accordance with Paragraph (2) of Article 3 of Addenda of the Korea Development Bank Act. In this case, the term of office shall be calculated from the date of each appointment according to the Government-Invested Enterprise Management Act.

Addendum

Article 1. (Enforcement Date)

These By-laws shall come into force on December 24, 1998.

Addendum

Article 1. (Enforcement Date)

These By-laws shall come into force on April 1, 2002.

Addendum

Article 1. (Enforcement Date)

These By-laws shall come into force on May 18, 2006.

Addendum

Article 1. (Enforcement Date)

These By-laws shall come into force on March 19, 2007.

Addendum

Article 1. (Enforcement Date)

These By-laws shall come into force on January 22, 2008.

Addendum

Article 1. (Enforcement Date)

These By-laws shall come into force on May 14, 2008.